Exhibit 99.1

             Digital Recorders, Inc. Shareholders Approve Proposals
                         During the 2006 Annual Meeting

    DALLAS--(BUSINESS WIRE)--May 26, 2006--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a technology leader in transportation, law enforcement, and security digital communications systems, announced today that its shareholders approved the three proposals put forth for vote at its Annual Meeting of Shareholders, which was held May 24, 2006, in Research Triangle Park, N.C.
    Immediately following the business meeting, DRI Chairman, Chief Executive Officer, and President David L. Turney reviewed and discussed with shareholders the Company's fiscal year 2005 and first quarter 2006 results, as well as its fiscal year 2006 outlook.

    ELECTION RESULTS

    Shareholders cast their votes in favor to:

    -- elect two Class One and three Class Two directors to serve until the Annual Meeting of Shareholders in 2007;

    -- ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for fiscal year 2006; and

    -- approve partial payment for duty of members of the Board of Directors and employee cash compensation to key executive management of the Company in the form of Common Stock.

    No other business was transacted during the Annual Meeting of Shareholders.

    2006-2007 BOARD OF DIRECTORS

    The following individuals will serve on the Company's 2006-2007 Board of Directors:

    --  John D. Higgins, age 73, Glen Head, N.Y.

    --  C. James Meese Jr., age 64, Raleigh, N.C.;

    --  Stephanie L. Pinson, age 69, Watchung, N.J.;

    --  John K. Pirotte, age 56, Raleigh, N.C.; and

    --  Juliann Tenney, J.D., age 53, Chapel Hill, N.C.

    --  David L. Turney, age 62, Dallas, Texas.

    Each director's term will expire in 2007. For each director's full biography, please refer to the 2006 Definitive Proxy Statement available on the Company's Web site, www.digrec.com.

    CHAIRMAN'S COMMENTS

    In his presentation following the business portion of the Annual Meeting of Shareholders, Mr. Turney said: "In a previous press release, I made a statement pertaining to some unresolved uncertainties related to possible general shortages in aluminum extrusion materials affecting many users of that resource that might impact our revenues for second quarter 2006. The matter now has been substantially resolved. While such may still have some impact on our second quarter results, we expect to recover from the shortage during third quarter 2006. Further, inclusive of the remaining impact of this issue, second quarter 2006 results presently appear to be at a revenue level above that of the same period in 2005."
    According to Mr. Turney, the Company is well along in its organizational and personnel plans and actions necessary to facilitate and manage the anticipated revenue increases that should result from the expected transit market recovery in late 2006 and early 2007.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a technology leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products
- TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems - enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning possible shortages in aluminum extrusion materials, statements about anticipated revenue increases that should result from the expected transit market recovery in late 2006 and early 2007, statements that the Company is well along in its organizational and personnel plans, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including, without limitation, the risk that the Company's assessment of the availability of aluminum extrusion materials may be incorrect, the risk that we will not achieve the revenue increases we currently anticipate, the risk that the expected transit market recovery may not occur when anticipated or at all, the risk that the Company is not as far along in its organizational and personnel plans as it perceives, as well as other risks and uncertainties set forth in our Annual Report on 10-K filed April 17, 2006, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com